UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 13, 2007

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
     On August 10, 2007, the Board of Directors of Bob Evans Farms, Inc. (the “Company”) approved several amendments to the Company’s Compensation Program for Directors. As revised, the Compensation Program for Directors provides that:
•	Each non-employee director shall receive a retainer of $3,000 per month ($36,000 annually);

•	Each non-employee director shall receive a fee of $2,000 for each meeting of the Board of Directors attended and a fee of $1,750 for each meeting of a Board committee attended;

•	Each non-employee director who serves as the chair of a committee of the Board of Directors shall receive a retainer of $625 per month ($7,500 annually);

•	The Lead Independent Director shall receive an annual retainer of $20,000; and

•	Each non-employee director shall receive an annual award of the Company’s common stock with a grant date value of $100,000.
     A copy of the amended Compensation Program for Directors is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.
     On August 13, 2007, the Company issued a news release announcing financial results for the first fiscal quarter ended July 27, 2007. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company made available as part of the news release a reconciliation between the Company’s guidance for fiscal 2008 diluted earnings per share with and without the impact of gains associated with restaurant asset sales. The Company’s management believes that the disclosure of estimated fiscal 2008 diluted earnings per share excluding the anticipated impact of gains on real asset sales provides useful information to investors or other users of the financial statements because the non-GAAP financial measure reflects the anticipated results of the Company’s core business operations without the impact of the special item.
     The Company also made available in conjunction with the news release additional quarterly financial information as of and for the quarter ended July 27, 2007. The additional quarterly information is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Current Report on Form 8-K, including the information contained in Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise explicitly stated in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 9, 2007, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of the Company elected Paul S. Williams as a director to fill the vacancy created by the death of Robert E.H. Rabold. Mr. Williams will serve with the class of directors who will hold office until the Company’s 2009 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has not yet appointed Mr. Williams to any committees of the Board of Directors.
     Mr. Williams will participate in the Company’s Compensation Program for Directors described in Item 1.01 of this Current Report on Form 8-K and attached as Exhibit 10 to this Current Report on Form 8-K. In connection with his appointment to the Board, Mr. Williams will receive an award of the Company’s restricted stock with a grant date value of $8,333 (representing a prorated portion of the annual stock grant awarded to non-employee directors under the Company’s Compensation Program for Directors).
     The Company issued a news release on August 13, 2007, announcing Mr. Williams’ election to the Board. A copy of the news release is filed as Exhibit 99.1 to this Form 8-K, and the portion of the news release pertaining to Mr. Williams’ election is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not applicable

(c) Shell Company Transactions — Not Applicable

(d) Exhibits:
     The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10	Bob Evans Farms, Inc. Compensation Program for Directors (Revised August 10, 2007)

99.1	News release issued by Bob Evans Farms, Inc. on August 13, 2007 announcing financial results for the first fiscal quarter ended July 27, 2007 and the election of Paul S. Williams to the Board of Directors

99.2	Additional quarterly financial information made available by Bob Evans Farms, Inc. in conjunction with the news release issued on August 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: August 13, 2007	By:	/s/ Donald J. Radkoski

Donald J. Radkoski Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 13, 2007

Exhibit No.	Description

10	Bob Evans Farms, Inc. Compensation Program for Directors (Revised August 10, 2007)

99.1	News release issued by Bob Evans Farms, Inc. on August 13, 2007 announcing financial results for the first fiscal quarter ended July 27, 2007 and the election of Paul S. Williams to the Board of Directors

99.2	Additional quarterly financial information made available by Bob Evans Farms, Inc. in conjunction with the news release issued on August 13, 2007

5